UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2015

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Offices; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On February 5, 2015, ARI Network Services, Inc. (the “Company”) entered into the First Amendment to 2011 Amended and Restated Employment Agreement (the “First Amendment”) with Roy W. Olivier, the President and Chief Executive Officer of the Company.

The First Amendment provides that the renewed term of Mr. Olivier’s employment with the Company under his Amended and Restated Employment Agreement dated October 31, 2011 (the “2011 Employment Agreement”) commenced on February 5, 2015 and will continue for one year, unless earlier terminated in accordance with the provisions of the 2011 Employment Agreement, and will thereafter be automatically renewed for successive one-year periods unless the parties enter into a new written employment agreement or either party properly notifies the other of its intention not to renew.  The First Amendment also eliminates certain provisions of the 2011 Employment Agreement relating to a requirement the Company make an advance renewal offer to Mr. Olivier under certain circumstances.  Except as specifically provided in the First Amendment, the 2011 Employment Agreement remains in full force and effect.

The foregoing description of the material terms of the First Amendment is not complete, and is qualified in its entirety be reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

10.1	First Amendment to 2011 Amended and Restated Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 9, 2015

ARI NETWORK SERVICES, INC.

By:

/s/ William A. Nurthen

William A. Nurthen

Chief Financial Officer, Treasurer and

Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to 2011 Amended and Restated Employment Agreement

4